Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Information of Harvest Natural Resources, Inc.

Introduction

The preparation of the unaudited pro forma consolidated financial information is based on audited financial statements prepared in accordance with accounting principles generally accepted in the United States. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that Harvest Natural Resources, Inc. (“we”, “HNR”) believe to be directly attributable to the sale of our Gabon interests (“the Transaction”), as further described below, and factually supportable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the Transaction occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results.

The following unaudited pro forma consolidated balance sheet as of December 31, 2016 and the unaudited pro forma consolidated statement of operations for the years ended December 31, 2016 and 2015 have been derived from our audited historical financial statements. The pro forma adjustments have been prepared as if the Transaction had taken place on December 31, 2016, in the case of the unaudited pro forma consolidated balance sheet, and on January 1, 2016, in the case of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2016. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 reflects the elimination of the operations related to the asset being sold in the Transaction, as described below, from continuing operations since those amounts will now be reflected as discontinued operations with the closing of the Transaction.

Sale of Harvest Dussafu

On April 10, 2017, we and HNR Energia B.V., a 100% owned subsidiary organized under the laws of Curacao (“HNR Energia”), completed the sale of all of HNR Energia’s interest in Harvest Dussafu B.V., a Netherlands company, (“Harvest Dussafu”) to BW Energy Gabon Pte. Ltd. (“BW Energy”). Under the terms of the Purchase Agreement, BW Energy acquired 100% of the outstanding shares of Harvest Dussafu. In exchange, HNR Energia received $29.5 million in cash at closing (subject to adjustments) and $2.5 million cash was deposited in escrow, to be held for three months to satisfy indemnification claims under the Purchase Agreement. This escrow amount is shown as accounts receivable, net in the unaudited pro forma consolidated balance sheet as of December 31, 2016. After the closing, we ceased to have a presence in Gabon.

The unaudited pro forma consolidated balance sheet as of December 31, 2016, reflects the effects of the sale of Harvest Dussafu. As a result of the pro forma sale of Harvest Dussafu as of December 31, 2016, a tax loss will be realized with no current income tax expense resulting in the United States of America (“U.S.”), the Netherlands, nor Gabon. The tax loss realized by HNR Energia will reduce, for U.S. income tax purposes, that entity’s unremitted foreign earnings potentially subject to U.S. income tax in the future. The deferred tax liability recorded reflects the effects of the expected loss; consequently no pro forma adjustment is required.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2016 and 2015 reflect the elimination of the operations of Harvest Dussafu from continuing operations as those amounts will now be included as discontinued operations with the closing of the transaction.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2016

(in thousands)

	December 31, 2016 As Reported	Sale of Harvest Dussafu		December 31, 2016 Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,376	$29,500	(1)	$92,487
		(1,076	)(2)
		687	(9)
Accounts receivable, net	37	2,500	(1)	2,525
		(12	)(2)
Accrued interest receivable	306	—		306
Note Receivable	12,000	—		12,000
Prepaid expenses and other	687	—		687

TOTAL CURRENT ASSETS	76,406	31,599		108,005
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method)	29,798	(29,798	)(2)	—
Other administrative property, net	748	—		748

TOTAL PROPERTY AND EQUIPMENT, NET	30,546	(29,798)		748
OTHER ASSETS, NET	145	—		145

TOTAL ASSETS	$107,097	$1,801		$108,898

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$832	$(47	)(2)	$785
Accrued expenses	6,966	(38	)(2)	8,101
		1,173	(3)

TOTAL CURRENT LIABILITIES	7,798	1,088		8,886

LONG-TERM DEFERRED TAX LIABILITY	100	—	(5)	100

TOTAL LIABILITIES	7,898	1,088		8,986
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	149	—		149
Additional paid-in capital	306,589	—		306,589
Accumulated deficit	(133,207)	(30,801	)(2)	(132,494)
		32,000	(1)
		(1,173	)(3)
		687	(9)
Treasury stock	(74,332)	—		(74,332)

TOTAL STOCKHOLDERS’ EQUITY	99,199	713		99,912

TOTAL LIABILITIES AND EQUITY	$107,097	$1,801		$108,898

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 30, 2016

(in thousands, except per share data)

	Year Ended December 31, 2016 As Reported	Sale of Harvest Dussafu		Year Ended December 31, 2016 Pro Forma

EXPENSES:
Depreciation and amortization	$51	$—		$51
Exploration expense	2,361	(2,361	)(7)	—
Impairment expense	1,452	(1,452	)(7)	—
General and administrative	17,409	(55	)(7)	17,354

	21,273	(3,868)		17,405

INCOME (LOSS) FROM OPERATIONS	(21,273)	3,868		(17,405)
OTHER NON-OPERATING INCOME (EXPENSE):
Other	320	9	(7)	329
Transaction costs associated with the potential sale of Harvest Dussafu	(1,427)	1,427	(4)	—

	(1,107)	1,436		329

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(22,380)	5,304		(17,076)
INCOME TAX EXPENSE (BENEFIT)	100	—	(6)	100

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(22,480)	$5,304		$(17,176)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic loss per share	$(1.81)			$(1.38)
Diluted loss per share	$(1.81)			$(1.38)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	12,432			12,432
Diluted	12,432			12,432

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Harvest Natural Resources, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share data)

	Year Ended December 31, 2015 as Reported	Sale of Harvest Dussafu		Year Ended December 31, 2015 Pro Forma

EXPENSES:
Depreciation and amortization	$87	$(1	)(7)	$86
Exploration expense	3,900	(3,835	)(7)	65
Impairment expense - unproved property costs and oilfield inventories	24,178	(24,178	)(7)	—
General and administrative	15,958	(774	)(7)	15,184

	44,123	(28,788)		15,335

INCOME (LOSS) FROM OPERATIONS	(44,123)	28,788		(15,335)
OTHER NON-OPERATING INCOME (EXPENSE):
Other	423	5	(7)	428

	423	5		428

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(43,700)	28,793		(14,907)
INCOME TAX BENEFIT	(16,450)	—	(8)	(16,450)

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(27,250)	$28,793		$1,543

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic income (loss) per share	$(2.41)			$0.14
Diluted income (loss) per share	$(2.41)			$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,322			11,322
Diluted	11,322			11,322

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to the Unaudited Pro Forma Consolidated Financial Information

1.	Basis of Presentation

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 is based on the audited consolidated statement of our operations for this period, with adjustments made to recast such historical operations as if the Transaction had occurred on January 1, 2016. Adjustments were made to the audited consolidated statement of operations for the year ended December 31, 2015 to remove the operations of Harvest Dussafu from continuing operations as a result of the transaction to sell our interests in Gabon.

The unaudited pro forma consolidated balance sheet as of December 31, 2016 is based on our audited consolidated balance sheet adjusted to reflect the $29.5 million paid in cash to HNR Energia by BW Energy and the $2.5 million accounts receivable as consideration for the sale and other adjustments described below. At closing, HNR Energia received the $29.5 million in cash and the $2.5 million was deposited in an escrow account, to be held for three months to satisfy indemnification claims under the Purchase Agreement. This escrow amount is shown as accounts receivable, net in the unaudited pro forma consolidated balance sheet as of December 31, 2016.

2.	Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations:

(1) As summarized in the table below, the pre-tax loss of $0.7 million, for purposes of the unaudited pro forma consolidated balance sheet as of December 31, 2016 on the sale of HNR Energia’s interest in Harvest Dussafu, is determined based on the proceeds received less estimated transaction costs and less the net assets of Harvest Dussafu (in millions):

Cash consideration at closing	$29.5
Accounts Receivable - Escrow Amount	2.5

Total consideration	32.0

Estimated transaction costs to be incurred (See Note (3) below)	(1.2)
Transaction costs incurred in 2016 (See Note (4) below)	(1.4)
Effect of Deconsolidating Harvest Dussafu’s net assets	(30.8)

(33.4)

Reimbursement of Harvest Dussafu operating costs from October 1, 2016 through December 31, 2016 (See Note (9) below)	0.7

Pro Forma Loss on Gabon Transaction	$(0.7)

This net loss is not reflected in the unaudited pro forma statements of operations as it is nonrecurring. Amounts reflect the $29.5 million cash proceeds and the $2.5 million accounts receivable from the sale of the interest in Harvest Dussafu as if the sale closed on December 31, 2016.

(2) Reflects the pro forma effect of deconsolidating Harvest Dussafu as a result of the sale. All assets and liabilities related to Harvest Dussafu have been removed from the unaudited pro forma consolidated balance sheet as of December 31, 2016. Cash included in the sale was $1.1 million.

(3) Reflects estimated transaction costs of $1.2 million directly attributable to our sale of HNR Energia’s interest in Harvest Dussafu to be recognized after December 31, 2016. Direct transaction costs are included in our loss on the transaction, as discussed in Note 1 above, which is reflected through accumulated deficit for pro forma consolidated balance sheet purposes. These estimated costs are not reflected in the unaudited pro forma consolidated statements of operations as they are non-recurring in nature.

(4) For the year ended December 31, 2016, $1.4 million of transaction costs were recognized and have been removed from the unaudited pro forma consolidated statement of operations as they are non-recurring in nature.

(5) As a result of the pro forma sale of Harvest Dussafu as of December 31, 2016, a tax loss will be realized with no current income tax expenses resulting in the U.S., the Netherlands, nor Gabon. The tax loss realized by HNR Energia will reduce for U.S. income tax purposes that entity’s unremitted foreign earnings potentially subject to U.S. income tax in the future. No pro forma adjustment is required to the deferred tax liability as a result of the closing of the sale on April 10, 2017.

(6) As a result of the pro forma sale of Harvest Dussafu as of January 1, 2016, a tax loss was realized with no current income tax consequences in The Netherlands, Gabon, or the U.S.

(7) Amounts reflect the pro forma effect of eliminating the results of operations of Harvest Dussafu for the years ended December 31, 2016 and 2015 from the presentation of continuing operations in the unaudited pro forma consolidated statements of operations since those results of operations will be reflected as discontinued operations. As a result, for the years ended December 31, 2016 and 2015, various expenses, including exploration expense and impairment of unproved property costs, and other non-operating income items for Harvest Dussafu have been eliminated for pro forma purposes.

(8) The elimination of the operations of Harvest Dussafu from the unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 would have no effect on current or deferred income taxes. The impairment expense recorded for the financial statements had no tax effect when originally recorded so the elimination of the impairment expense would similarly have no tax effect. The deferred tax assets arising from the losses from the operations of Harvest Dussafu were subject to a valuation allowance in all relevant jurisdictions so the elimination of the operating losses would have no income tax effect.

(9) BW Energy agreed to reimburse HNR for the operating costs of Harvest Dussafu for the period from October 1, 2016 through closing. At December 31, 2016, the amount included as additional consideration in the unaudited pro forma consolidated balance sheet was $0.7 million. The total reimbursement for the operating costs of Harvest Dussafu received from BW Energy at closing was $2.3 million.